Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 33-75826, 333-01273, 333-03131, 333-18001, 333-76338, 333-109263, and 333-130741) and on Form S-8 (File Nos. 33-58742, 33-76652, 33-94730, 333-24969, 33-94736, 333-40315, 333-48911, 333-40572, 333-104094, 333-104095, 333-115921, 333-127987, 333-137848, and 333-146487) of Indevus Pharmaceuticals, Inc. of our report dated December 10, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Boston, Massachusetts

December 10, 2008